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Exhibit 10.10

DATAPATH, INC.

2004 STOCK OPTION AND INCENTIVE PLAN

FOR COMMON STOCK

DATAPATH, INC.

2004 STOCK OPTION AND INCENTIVE PLAN

FOR COMMON STOCK

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		1
ARTICLE 2 THE PLAN		4
2.1	Name	4
2.2	Purpose	4
ARTICLE 3 PARTICIPANTS		5
ARTICLE 4 ADMINISTRATION		5
4.1	Duties and Powers of the Committee	5
4.2	Interpretation; Rules	6
4.3	Majority Rule	6
4.4	Company Assistance	6
ARTICLE 5 SHARES OF STOCK SUBJECT TO PLAN		7
5.1	Limitations	7
ARTICLE 6 OPTIONS		8
6.1	Types of Options Granted	8
6.2	Option Grant and Agreement	8
6.3	Optionee Limitations	8
6.4	$100,000 and Section 162(m) Limitations	9
6.5	Exercise Price	9
6.6	Exercise Period	9
6.7	Option Exercise	10
6.8	Reload Options	11
6.9	Nontransferability of Option	12
6.10	Termination of Employment or Service	12
6.11	Employment Rights	12
6.12	Certain Successor Options	12
6.13	Effect of a Change of Control	13
ARTICLE 7 RESTRICTED STOCK		13
7.1	Awards of Restricted Stock	13
7.2	Non-Transferability	13

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7.3	Lapse of Restrictions	13
7.4	Termination of Employment	14
7.5	Treatment of Dividends	14
7.6	Delivery of Shares	14
ARTICLE 8 STOCK APPRECIATION RIGHTS		14
8.1	SAR Grants	14
8.2	Determination of Price	14
8.3	Exercise of an SAR	15
8.4	Payment for an SAR	15
8.5	Status of an SAR under the Plan	15
8.6	Termination of SARs	15
8.7	No Shareholder Rights	16
8.8	SARs Granted in Tandem with Incentive Stock Options	16
ARTICLE 9 STOCK CERTIFICATES		16
ARTICLE 10 TERMINATION AND AMENDMENT		17
10.1	Termination and Amendment	17
10.2	Effect on Grantee's Rights	17
ARTICLE 11 RELATIONSHIP TO OTHER COMPENSATION PLANS		17
ARTICLE 12 MISCELLANEOUS		17
12.1	Replacement or Amended Grants	17
12.2	Forfeiture for Competition	17
12.3	Leave of Absence	18
12.4	Plan Binding on Successors	18
12.5	Singular, Plural; Gender	18
12.6	Headings, etc., No Part of Plan	18
12.7	Section 16 Compliance	18

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DATAPATH, INC.

2004 STOCK OPTION AND INCENTIVE PLAN

FOR COMMON STOCK

ARTICLE 1
DEFINITIONS

        As used in this Plan, the following terms have the following meanings unless the context clearly indicates to the contrary:

        "Award" means a grant of Restricted Stock or an SAR.

        "Board" means the Board of Directors of the Company.

        "Cause" means (a) default, willful malfeasance, fraud or dishonesty of any employee of the Company in the performance of his or her duties; (b) an employee's material breach of or material failure to observe the terms of any employment agreement to which he or she is a party; or (c) engaging in conduct or activities that are reasonably likely to cause or do cause material damage to the business or reputation of the Company, any affiliate of the Company, or any personnel thereof. "Cause" shall be determined by the Committee based upon information presented by the Company and the Employee and shall be final and binding on all parties hereto.

        "Change of Control" means a merger, consolidation, share exchange, combination or other transaction or series of transactions (other than a public offering by the Company for cash of the Company's capital stock, debt or other securities, and other than ordinary public trading of such securities) in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities on the date this Plan is adopted, and such persons no longer comprise a majority of the Board of Directors of the Company.

        "Code" means the United States Internal Revenue Code of 1986, including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.

        "Committee" means a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that with respect to any Options or Awards granted to an individual who is also a Section 16 Insider, the Committee shall consist of either the entire Board of Directors or a committee of at least two Directors (who need not be members of the Committee with respect to Options or Awards granted to any other individuals) who are Non-Employee Directors, and all authority and discretion shall be exercised by such Non-Employee Directors, and references herein to the "Committee" means such Non-Employee Directors insofar as any actions or determinations of the Committee shall relate to or affect Options or Awards made to or held by any Section 16 Insider. In selecting the Committee, the Board shall also consider the benefits under Section 162(m) of the Code of having a Committee composed of "outside directors" (as that term is defined in the Code) for certain grants of Options to highly compensated executives. At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee means a reference to the Board.

        "Company" means DataPath, Inc., a Georgia corporation.

        "Director" means a member of the Board and any person who is an advisory or honorary director of the Company if such person is considered a director for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the SEC, as the same may be in effect or set forth from time to time.

        "Employee" means an employee (as defined in Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or a Parent or Subsidiary.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

        "Exercise Price" means the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

        "Fair Market Value" on any date means (i) the closing sales price of the Stock, regular way, on such date on the national securities exchange having the greatest volume of trading in the Stock during the thirty-day period preceding the day the value is to be determined or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Stock on the over-the-counter market on the day such value is to be determined, or in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids; or (iii) if the Stock also is not traded on the over-the-counter market, the fair market value as determined in good faith by the Board or the Committee based on such relevant facts as may be available to the Board, which may include opinions of independent experts, the price at which recent sales have been made, the book value of the Stock, and the Company's current and anticipated future earnings, and appropriate discounts for lack of marketability, minority interests, and other factors affecting the value of the Stock. The Fair Market Value of the Stock at the time the Company exercises its repurchase rights hereunder may be less than the exercise price used in any prior grants under the Plan or the per share price of any previous purchases or sales. Fair Market Value shall be determined by the Committee as needed, and generally at least once each year during the Plan that Options or Awards are granted. New employees who are to receive Options or Awards will be notified as to the number of Shares to be represented by such Options or Awards at the time they are hired, if known, but such Options or Awards shall not be granted until the next date at which the Fair Market Value of the Stock has been determined.

        "Grantee" means a person who is an Optionee or a person who has received an Award of Restricted Stock or an SAR.

        "Incentive Stock Option" means an option to purchase any stock of the Company, which complies with and is subject to the terms, limitations and conditions of Section 422 of the Code and any regulations promulgated with respect thereto.

        "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 under the Exchange Act, as the same may be in effect from time to time, or in any successor rule thereto, and shall be determined for all purposes under the Plan according to interpretative or "no-action" positions with respect thereto issued by the SEC.

        "Officer" means a person who constitutes an officer of the Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect to such rule of the SEC (whether or not the Company and its Officers are actually subject to the Exchange Act), as the same may be in effect or set forth from time to time.

        "Option" means an option, whether or not an Incentive Stock Option, to purchase Stock granted pursuant to the provisions of Article 6 of this Plan.

        "Optionee" means a person to whom an Option has been granted under this Plan.

        "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the grant (or modification) of the Option, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of the classes of stock in one of the other corporations in such chain.

        "Permanent and Total Disability" has the same meaning as given to that term by Code Section 22(e)(3) and any regulations or rulings promulgated thereunder.

        "Plan" means the DataPath, Inc. 2004 Stock Option and Incentive Plan, the terms of which are set forth herein.

        "Purchasable" refers to Stock which may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

        "Qualified Domestic Relations Order" has the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.

        "Reload Option" has the meaning set forth in Section 6.8 of the Plan.

        "Restricted Stock" means Stock issued, subject to restrictions, to a Grantee pursuant to Article 7 of this Plan.

        "Restriction Agreement" means the agreement setting forth the terms of an Award, and executed by a Grantee as provided in Section 7.1 of this Plan.

        "SAR" means a stock appreciation right, which is the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a share of Stock from the date of the grant of the right to the date of its payment, all as provided in Article 8 of this Plan.

        "SAR Price" means the base value established by the Committee for an SAR on the date the SAR is granted and which is used in determining the amount of benefit, if any, paid to a Grantee.

        "SEC" means the United States Securities and Exchange Commission.

        "Section 16 Insider" means any person who is subject to the provisions of Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act.

        "Stock" means the common stock of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.

        "Stock Option Agreement" means an agreement between the Company and an Optionee under which the Optionee may purchase Stock under this Plan, a sample form of which is attached hereto as Exhibit A (which form may be varied by the Committee in granting an Option).

        "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the grant (or modification) of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ARTICLE 2
THE PLAN

        2.1    Name.     This Plan shall be known as the Company's "2004 Stock Option and Incentive Plan."

        2.2    Purpose.     The purpose of the Plan is to advance the interests of the Company, its Subsidiaries and its shareholders by affording certain employees and Directors of the Company and its Subsidiaries, as well as key consultants and advisors to the Company or any Subsidiary, an opportunity to acquire or increase their proprietary interests in the Company. The objective of the issuance of the

Options and Awards is to promote the growth and profitability of the Company and its Subsidiaries because the Grantees will be provided with an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued association with or service to the Company.

        2.3    Effective Date.     The Plan became effective as of                        ,            ; provided, however, that if the Company's shareholder(s) have not approved the Plan on or prior to the first anniversary of such effective date, then all options granted under the Plan shall be non-Incentive Stock Options.

ARTICLE 3
PARTICIPANTS

        The class of persons eligible to participate in the Plan shall consist of all persons whose participation in the Plan the Committee determines to be in the best interests of the Company, which shall include, but not be limited to, all Directors and Employees of the Company or any Subsidiary, as well as key consultants and advisors to the Company or any Subsidiary; provided, however, that Incentive Stock Options shall be limited to Employees.

ARTICLE 4
ADMINISTRATION

        4.1    Duties and Powers of the Committee.     The Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering the Plan, the Committee's actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Options or Awards in accordance with the provisions of the Plan and may grant Options and Awards singly, in combination, or in tandem; provided, however, that the Committee shall not grant Incentive Stock Options in tandem with Options which do not qualify as Incentive Stock Options in such a manner that the exercise of one affects the right to exercise the other. Subject to the provisions of the Plan, the Committee shall have the discretion and authority to determine those individuals to whom Options or Awards will be granted and whether such Options shall be accompanied by the right to receive Reload Options, the number of shares of Stock subject to each Option or Award, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement or Restriction Agreement. The Committee shall also have the discretion and authority to delegate to any Officer its powers to grant Options or Awards under the Plan to any person who is an Employee of the Company but not an Officer or Director. Until further notice from the Committee, the Chief Executive Officer of the Company shall submit recommendations to the Committee for grants of Options or Awards under the Plan, specifying the date or dates such Options or Awards are expected to be granted, the number of Shares represented by such Options or Awards, the name of the individual to receive the Options or Awards or, if the name of the individual is not then known, the position for which the Options or Awards are to be granted, and such other information as the Committee may require. It is expected that most grants will be made over a series of years rather than all at once, but the Committee shall have the discretion to make that determination on a case-by-case basis. To the extent not inconsistent with the provisions of the Plan, the Committee may give a Grantee an election to surrender an Option or Award in exchange for the grant of a new Option or Award, and shall have the authority to amend or modify an outstanding Stock Option Agreement or Restriction Agreement, or to waive any provision thereof, provided that the Grantee consents to such action.

        4.2    Interpretation; Rules.     Subject to the express provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the amending or altering of the Plan and any Options or Awards granted under the Plan as may be required to comply with or to conform to any federal, state, or local laws or regulations.

        4.3    No Liability.     Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option or Award granted hereunder.

        4.4    Majority Rule.     A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

        4.5    Company Assistance.     The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability, or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE 5
SHARES OF STOCK SUBJECT TO PLAN

        5.1    Limitations.     Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 of this Plan, the maximum number of shares of Stock that may be issued hereunder shall be ten percent (10%) of the equity interests of the Company as of the date hereof. Any or all shares of Stock subject to the Plan may be issued in any combination of Incentive Stock Options, non-Incentive Stock Options, Restricted Stock, or SARs. Shares subject to an Option or issued as an Award may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph), or any forfeited portion of an Award, may again be optioned or awarded under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option or award hereunder.

        5.2    Antidilution.

        (a)   If the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, or stock split or stock dividend (other than an event covered by subsection (c) below), the Committee shall appropriately adjust (i) the aggregate number and kind of shares of Stock for which Options or Awards may be granted hereunder, and (ii) the rights of Optionees (concerning the number of shares subject to Options and the Exercise Price) under outstanding Options and the rights of the holders of Awards (concerning the terms and conditions of the lapse of any then-remaining restrictions).

        (b)   If any spin-off, spin-out or other distribution of assets materially affects the price of the Company's stock, or if there is any assumption and conversion to the Plan by the Company of an acquired company's outstanding option grants, then the Committee may, but need not, make any or all of the adjustments specified in subsections (a)(i) and (a)(ii) above.

        (c)   If the Company is to be liquidated or dissolved in connection with a Change of Control transaction described in Section 6.13, the provisions of such Section shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause all then-remaining restrictions pertaining to Awards under the Plan to lapse, and shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that, notwithstanding other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability.

        (d)   The adjustments described in paragraphs (a) through (c) of this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests; provided, however, that any adjustment made by the Committee shall be made in a manner that will not cause an Incentive Stock Option to be other than an Incentive Stock Option under applicable statutory and regulatory provisions. The adjustments required under this Article 5 shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

ARTICLE 6
OPTIONS

        6.1    Types of Options Granted.     The Committee may, under this Plan, grant either Incentive Stock Options or Options which do not qualify as Incentive Stock Options. Within the limitations provided in this Plan, both types of Options may be granted to the same person at the same time, or at different times, under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Committee deems relevant. The Committee may further permit a Grantee to exchange Options which are not Incentive Stock Options for Options which qualify as Incentive Stock Options if the Committee determines in its sole discretion that the Company would not be adversely affected thereby.

        6.2    Option Grant and Agreement.     Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option's duration, time or times of exercise, exercise price, whether the Option is intended to be an Incentive Stock Option, and whether the Option is to be accompanied by the right to receive a Reload Option, shall be stated in the Stock Option Agreement. No Incentive Stock Option may be granted more than ten years after the earlier to occur of the effective date of the Plan or the date the Plan is approved by the Company's shareholders.

        Separate Stock Option Agreements may be used for Options intended to be Incentive Stock Options and those not so intended, but any failure to use such separate agreements shall not invalidate, or otherwise adversely affect the Optionee's interest in, the Options evidenced thereby.

        6.3    Optionee Limitations.     The Committee shall not grant an Incentive Stock Option to any person who, at the time the Incentive Stock Option is granted:

        (a)   is not an Employee; or

        (b)   owns or is considered to own stock possessing at least 10% of the total combined voting power of all classes of stock of the Company or any of its Parent or Subsidiary corporations; provided, however, that this limitation shall not apply if at the time an Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after five years from the date on which the Option is granted. For the purpose of this subsection (b), a person shall be considered to own: (i) the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein; and (iii) the stock which such person may purchase under any outstanding options of the Company or of any Parent or Subsidiary of the Company.

        6.4    $100,000 and Section 162(m) Limitations.     Except as provided below, the Committee shall not grant an Incentive Stock Option to, or modify the exercise provisions of outstanding Incentive Stock Options held by, any person who, at the time the Incentive Stock Option is granted (or modified), would thereby receive or hold any Incentive Stock Options of the Company and any Parent or Subsidiary of the Company, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such Incentive Stock Options (including Reload Options) are exercisable for the first time during any calendar year is in excess of $100,000 (or such other limit as may be prescribed by the Code from time to time); provided that the foregoing restriction on modification of outstanding Incentive Stock Options shall not preclude the Committee from modifying an outstanding Incentive Stock Option if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an Incentive Stock Option; and provided that, if the $100,000 limitation (or such other limitation prescribed by the Code) described in this Section 6.4 is exceeded, the Incentive Stock Option, the granting or modification of which resulted in the exceeding of such limit, shall be treated as an Incentive Stock Option up to the limitation and the excess shall be treated as an Option not qualifying as an Incentive Stock Option. Furthermore, not more than 25% of the total number of shares of Stock may be made subject to Options to any individual in the aggregate in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

        6.5    Exercise Price.     The Exercise Price of the Stock subject to each Option shall be determined by the Committee. Subject to the provisions of Section 6.3(b) hereof, the Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock as of the date the Option is granted (or in the case of an Incentive Stock Option that is subsequently modified, on the date of such modification).

        6.6    Exercise Period.     The period for the exercise of each Option granted hereunder shall be determined by the Committee, but the Stock Option Agreement with respect to each Option intended to be an Incentive Stock Option shall provide that such Option shall not be exercisable after the expiration of ten years from the date of grant (or modification) of the Option. In addition, no incentive Stock Option granted under the Plan shall be exercisable prior to shareholder approval of the Plan.

        6.7    Option Exercise.

        (a)   Unless otherwise provided in the Stock Option Agreement or Section 6.6 of this Plan, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become Purchasable under the provisions of the Option, but not at any time as to fewer than 10 shares unless the remaining shares that have become so Purchasable are fewer than 10 shares. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option; provided, however, that the vesting schedule for all Options other than those awarded to the Chief Executive Officer and the Chief Financial Officer shall be five years.

        (b)   An Option shall be exercised by (i) delivery to the Company at its principal office a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with Section 6.7(c). If requested by an Optionee, an Option (other than an Incentive Stock Option) may be exercised with the involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T (in which case the certificates representing the underlying shares will be delivered by the Company directly to the stockbroker).

        (c)   The Exercise Price is to be paid in full in cash upon the exercise of the Option, and the Company shall not be required to deliver certificates for the shares purchased until such payment has been made; provided, however, that in lieu of cash, in the Company's sole discretion as determined by the Committee, taking into consideration the Company's general goal of avoiding variable plan accounting treatment, all or any portion of the Exercise Price may be paid by tendering to the

Company shares of Stock duly endorsed for transfer and owned by the Optionee, to be credited against the Exercise Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Exercise Price); provided further, that the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that, in lieu of cash or shares, all or a portion of the Exercise Price may be paid by the Optionee's execution of a recourse note equal to the Exercise Price or relevant portion thereof, subject to compliance with applicable state and federal laws, rules and regulations.

        (d)   In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company in cash the full amount of any federal, state, and local income, employment, or other withholding taxes applicable to the taxable income of such Optionee resulting from such exercise; provided, however, that in the discretion of the Committee taking into consideration the Company's general goal of avoiding variable plan accounting treatment, any Stock Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the Exchange Act, if such rule is applicable.

        (e)   As a condition to exercising any Option and receiving Shares, the Optionee must execute and become a party to any and all agreements to which the other holders of common stock in the Company are then bound. In addition, if the Optionee ceases to be employed by or to render services to the Company or any Subsidiary, whether as an Employee, a Director, a consultant, or an advisor to the Company or any Subsidiary, the Company shall have the right, upon notice to the Optionee and to any transferee of the Options or Shares acquired hereunder within one hundred twenty (120) days following the later of the date the Optionee ceases to be employed by or to render services to the Company or any Subsidiary or the date the Optionee acquires Shares hereunder, to repurchase all Shares acquired by the Optionee or any transferee pursuant to this Plan, for an amount equal to the lower of (i) the value of the shares determined using the book value of the Company as determined by the Company's regularly engaged accountants, or (ii) the then-current Fair Market Value of the Shares to be repurchased.

        (f)    The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

        6.8    Reload Options.

        (a)   The Committee may specify in a Stock Option Agreement (or may otherwise determine in its sole discretion) that an option (a "Reload Option") shall be granted, without further action of the Committee, (i) to an Optionee who exercises an Option (including a Reload Option) by surrendering shares of Stock in payment of amounts specified in Sections 6.7(c) or 6.7(d) of this Plan, (ii) for the same number of shares as are surrendered to pay such amounts, (iii) as of the date of such payment and at an Exercise Price equal to the Fair Market Value of the Stock on such date (except Reload Options granted with or upon exercise of Incentive Stock Options granted to a person described in Section 6.3(b) hereof, in which case the Exercise Price shall be equal to 110% of the Fair Market Value of the Stock on such date), and (iv) otherwise on the same terms and conditions as the Option whose exercise has occasioned such payment, except as provided below and subject to such other contingencies, conditions, or other terms as the Committee shall specify at the time such exercised Option is granted; provided, however, that the Committee may require that the shares surrendered in payment as provided above must have been held by the Optionee for at least six months prior to such surrender, or impose such other conditions as the Committee deems necessary to avoid variable plan accounting treatment.

        (b)   Unless provided otherwise in the Stock Option Agreement, a Reload Option may not be exercised by an Optionee (i) prior to the end of a one-year period from the date that the Reload Option is granted, and (ii) unless the Optionee retains beneficial ownership of the shares of Stock issued to such Optionee upon exercise of the Option referred to above in Section 6.8(a)(i) for a period of one year from the date of such exercise.

        6.9    Nontransferability of Option.     Other than as provided below, no Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, pursuant to a Qualified Domestic Relations Order, and, during the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed). However, in connection with the Optionee's estate plan, a Non-Incentive Stock Option may be assigned in whole or in part during Optionee's lifetime to one or more members of the Optionee's immediate family (consisting of the Optionee's spouse, lineal descendants, and spouses of lineal descendants) or to a trust, partnership, or similar entity established for the exclusive benefit of the Optionee and/or one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the Option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this Option immediately prior to such assignment and shall be set forth in such documents entered into with the assignee as the Committee may deem appropriate.

        6.10    Termination of Employment or Service.     The Committee shall have the power to specify, with respect to the Options granted to a particular Optionee, the effect upon such Optionee's right to exercise an Option of termination of such Optionee's employment or service under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised in full; provided, however, that in no event may an Incentive Stock Option be exercised after the expiration of ten years from the date of its grant. Further, in no event may an Incentive Stock Option be exercised more than three months following termination of such Optionee's employment, unless termination is due to Optionee's death or Permanent and Total Disability, in which case an Incentive Stock Option may be exercised within one year following such termination.

        6.11    Employment Rights.     Nothing in the Plan or in any Stock Option Agreement shall confer on any person any right to continue in the employ of the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any of its Subsidiaries to terminate such person's employment at any time.

        6.12    Certain Successor Options.     To the extent not inconsistent with the terms, limitations and conditions of Code section 422 and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Article 6, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code section 424(a).

        6.13    Effect of a Change of Control.     In the event of a Change of Control, all Options outstanding at the time of such Change of Control but not otherwise fully exercisable, shall automatically accelerate as specified in Section 5.2(c) so that such Options shall, prior to the effective date of the Change of

Control, become exercisable for all shares at the time subject to such Options and may be exercised for any or all of those shares as fully vested shares of Stock. Anything to the contrary in this Plan notwithstanding, the Committee may, but need not, determine that any Options so accelerated must be exercised prior to the effective date of such Change of Control or shall lapse immediately or at some specified time thereafter.

ARTICLE 7
RESTRICTED STOCK

        7.1    Awards of Restricted Stock.     The Committee may grant Awards of Restricted Stock, which shall be governed by a Restriction Agreement between the Company and the Grantee. Each Restriction Agreement shall contain such restrictions, terms, and conditions as the Committee may, in its discretion, determine, and may require that an appropriate legend be placed on the certificates evidencing the subject Restricted Stock. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed the Restriction Agreement governing the Award, and, if the Committee so determines, appropriate blank stock powers, an escrow agreement and/or any other documents which the Committee may require as a condition to the issuance of such Shares, including any and all agreements to which the other holders of common stock in the Company are then bound. If a Grantee shall fail to execute the foregoing documents within the time period prescribed by the Committee, the Award shall be void. At the discretion of the Committee, Shares issued in connection with an Award may be deposited together with any stock powers required by the Committee to be executed by a Grantee with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Restriction Agreement, upon delivery of the Shares to the escrow agent or to Grantee, as the case may be, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

        7.2    Non-Transferability.     Unless the Committee determines otherwise or as otherwise set forth in the Restriction Agreement, shares of Restricted Stock shall not be transferable other than as follows: (1) by will or pursuant to the laws of descent and distribution, (2) pursuant to a Qualified Domestic Relations Order (as such term is defined in the Plan), or (3) to members of Grantee's immediate family (as defined in Section 6.9 hereof) or to a trust, partnership, or similar entity established for the exclusive benefit of the Grantee and/or one or more such family members.

        7.3    Lapse of Restrictions.     Restrictions upon Restricted Stock awarded hereunder shall lapse at such time or times (but, with respect to any award to a Grantee who is also a Section 16 Insider, not less than six months after the date of the Award) and on such terms and conditions as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

        7.4    Termination of Employment.     The Committee shall have the power to specify, with respect to each Award granted to any particular Grantee, the effect upon such Grantee's rights with respect to such Restricted Stock of the termination of such Grantee's employment under various circumstances, which effect may include immediate or deferred forfeiture of such Restricted Stock or acceleration of the date at which any then-remaining restrictions shall lapse. In addition, if the Grantee ceases to be employed by or to render services to the Company or any Subsidiary, whether as an Employee, a Director, a consultant, or an advisor to the Company or any Subsidiary, the Company shall have the right, upon notice to the Grantee and to any transferee of the Restricted Stock acquired hereunder within one hundred twenty (120) days following the later of the date the Grantee ceases to be employed by or to render services to the Company or any Subsidiary or the date the Grantee or transferee acquires Shares hereunder, to repurchase all Shares acquired by the Grantee or any transferee pursuant to this Plan, for an amount equal to the lower of (i) the value of the shares determined using the book value of the Company as determined by the Company's regularly engaged accountants, or (ii) the then-current Fair Market Value of the Shares to be repurchased.

        7.5    Treatment of Dividends.     At the time an Award of Restricted Stock is made, the Committee may, in its discretion, determine that the payment to the Grantee of any dividends, or a specified portion thereof, declared or paid on such Restricted Stock shall be (i) deferred until the lapsing of the relevant restrictions and (ii) held by the Company for the account of the Grantee until such lapsing. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum determined by the Committee. Payment of deferred dividends, together with interest thereon, shall be made upon the lapsing of restrictions imposed on such Restricted Stock, and any dividends deferred (together with any interest thereon) in respect of Restricted Stock shall be forfeited upon any forfeiture of such Restricted Stock.

        7.6    Delivery of Shares.     Except as provided otherwise in Article 9 below, the Committee shall determine, in its discretion, when stock certificate(s) representing Restricted Stock are to be delivered to the Grantee. Provided, however, that such certificates must be delivered within a reasonable amount of time after the lapse of the restrictions on such shares of Restricted Stock, and the shares represented shall be free of all restrictions hereunder.

ARTICLE 8
STOCK APPRECIATION RIGHTS

        8.1    SAR Grants.     The Committee, in its sole discretion, may grant to any Grantee an SAR. The Committee may impose such conditions or restrictions on the exercise of any SAR as it may deem appropriate, including, without limitation, restricting the time of exercise of the SAR to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.

        8.2    Determination of Price.     The SAR Price shall be established by the Committee in its sole discretion. The SAR Price shall not be less than 100% (110% for a Grantee described in Section 6.3(b) hereof) of Fair Market Value of the Stock on the date the SAR is granted for an SAR issued in tandem with an Incentive Stock Option.

        8.3    Exercise of an SAR.     Upon exercise of an SAR, the Grantee shall be entitled, subject to the terms and conditions of this Plan and the Agreement, to receive the excess for each share of Stock being exercised under the SAR of (i) the Fair Market Value of such share of Stock on the date of exercise over (ii) the SAR Price for such share of Stock.

        8.4    Payment for an SAR.     At the sole discretion of the Committee, the payment of such excess shall be made in (i) cash, (ii) shares of Stock, or (iii) a combination of both. Shares of Stock used for this payment shall be valued at their Fair Market Value on the date of exercise of the applicable SAR.

        8.5    Status of an SAR under the Plan.     Shares of Stock subject to an Award of an SAR shall be considered shares of Stock which may be issued under the Plan for purposes of Section 5.1 of this Plan, unless the Agreement making the Award of the SAR provides that the exercise of such SAR results in the termination of an unexercised Option for the same number of shares of Stock.

        8.6    Termination of SARs.     An SAR may be terminated as follows:

          (a)   During the period of continuous employment with the Company, Parent or Subsidiary, an SAR will be terminated only if it has been fully exercised or it has expired by its terms.

          (b)   Upon termination of employment, the SAR will terminate upon the earliest of (i) the full exercise of the SAR, (ii) the expiration of the SAR by its terms, and (iii) not more than three months following the date of employment termination; provided, however, should termination of employment (A) result from the death or Permanent and Total Disability of the Grantee, the period referenced in clause (iii) hereof shall be one year or (B) be for Cause, the SAR will terminate on the date of employment termination. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment unless otherwise provided in the Agreement or by the Company on the date of the leave of absence.

          (c)   Subject to the terms of the Agreement with the Grantee, if a Grantee shall die or become subject to a Permanent and Total Disability prior to the termination of employment with the Company, Parent or Subsidiary and prior to the termination of an SAR, such SAR may be exercised to the extent that the Grantee shall have been entitled to exercise it at the time of death or disability, as the case may be, by the Grantee, the estate of the Grantee or the person or persons to whom the SAR may have been transferred by will or by the laws of descent and distribution.

          (d)   Except as otherwise expressly provided in the Agreement with the Grantee, in no event will the continuation of the term of an SAR beyond the date of termination of employment allow the Employee, or the Employee's beneficiaries or heirs, to accrue additional rights under the Plan, have additional SARs available for exercise, or receive a higher benefit than the benefit payable as if the SAR had been exercised on the date of employment termination.

        8.7    No Shareholder Rights.     The Grantee shall have no rights as a shareholder with respect to an SAR. In addition, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or rights except as provided in Section 5.2 of this Plan.

        8.8    SARs Granted in Tandem with Incentive Stock Options.     In addition to the foregoing provisions, an SAR granted in tandem with an Incentive Stock Option shall be subject to the following requirements:

          (a)   The SAR must expire no later than the expiration of the underlying Incentive Stock Option;

          (b)   The SAR may be transferred only when the underlying Incentive Stock Option may be transferred and subject to the same conditions;

          (c)   The SAR may be exercised only when the underlying Incentive Stock Option may be exercised; and

          (d)   The SAR may be exercised only when the Fair Market Value of the Stock exceeds the Exercise Price of the underlying Incentive Stock Option.

ARTICLE 9
STOCK CERTIFICATES

        The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, or deliver any certificate for shares of Restricted Stock granted hereunder, prior to fulfillment of all of the following conditions:

          (a)   The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

          (b)   The completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the SEC or any other governmental regulatory body, or the determination by the Company, with the advice of legal counsel, that exemptions are available from such registration and qualification.

          (c)   The obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and

          (d)   The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

        Stock certificates issued and delivered to Grantees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws, and to evidence the Company's repurchase rights hereunder. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Stock pursuant to Options shall relieve the Company of any liability with respect to the non-issuance or sale of the Stock as to which such approval shall not have been obtained. The Company shall, however, use reasonable efforts to obtain all such approvals.

ARTICLE 10
TERMINATION AND AMENDMENT

        10.1    Termination and Amendment.     The Board may at any time terminate the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date that the Board amends the Plan) may not amend the Plan to:

          (a)   Increase the total number of shares of Stock issuable pursuant to Incentive Stock Options under the Plan, except as contemplated in Section 5.2; or

          (b)   Change the class of employees eligible to receive Incentive Stock Options that may participate in the Plan.

        10.2    Effect on Grantee's Rights.     No termination, amendment, or modification of the Plan shall affect adversely a Grantee's rights under a Stock Option Agreement or Restriction Agreement without the consent of the Grantee or his legal representative.

ARTICLE 11
RELATIONSHIP TO OTHER COMPENSATION PLANS

        The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its Subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its Subsidiaries from establishing any other form of incentive or other compensation plan for Employees or Directors of the Company or any of its Subsidiaries.

ARTICLE 12
MISCELLANEOUS

        12.1    Replacement or Amended Grants.     At the sole discretion of the Committee, and subject to the terms of the Plan, the Committee may modify outstanding Options or Awards or accept the surrender of outstanding Options or Awards and grant new Options or Awards in substitution for them, provided that no modification of an Option or Award shall adversely affect a Grantee's rights under a Stock Option Agreement or Restriction Agreement without the consent of the Grantee or his legal representative.

        12.2    Forfeiture for Competition.     If a Grantee provides services to a competitor of the Company, a Parent or any Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent, or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Grantee while an Employee, then that Grantee's rights under any Options and SARs outstanding hereunder shall be forfeited and terminated, and any shares of Restricted Stock held by such Grantee subject to remaining restrictions shall be forfeited, subject in each case to a determination to the contrary by the Committee.

        12.3    Leave of Absence.     Unless provided otherwise in a particular Stock Option Agreement, the following provisions shall apply upon the commencement of an authorized leave of absence by an Optionee who is an Employee:

          (a)   The exercise schedule in effect for such Option shall be frozen as of the first day of the authorized leave, and the Option shall not become exercisable for any additional installments of shares of Stock during the period Optionee remains on such leave.

          (b)   Should Optionee resume active Employee status within 60 days after the start date of the authorized leave, Optionee shall, for purposes of the applicable exercise schedule, receive service credit for the entire period of such leave. If Optionee does not resume active Employee status within such 60-day period, then no credit shall be given for the entire period of such leave.

          (c)   If the Option is an Incentive Stock Option, then the following shall also apply: If the leave of absence continues for more than three months, then the Option shall automatically convert to a Non-Incentive Stock Option under the Federal tax laws upon the expiration of such three-month period, unless the Optionee's reemployment rights are guaranteed by statute or written agreement. Following any such conversion of the Option, all subsequent exercises of the Option, whether effected before or after Optionee's return to active Employee status, shall result in an immediate taxable event, and the Company shall be required to collect from Optionee the Federal, state and local income and employment withholding taxes applicable to such exercise.

          (d)   In no event shall the Option become exercisable for any additional shares or otherwise remain outstanding if the Optionee does not resume Employee status prior to the Expiration Date of the option term.

        12.4    Plan Binding on Successors.     The Plan shall be binding upon the successors and assigns of the Company.

        12.5    Singular, Plural; Gender.     Whenever used in this Plan, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

        12.6    Headings, etc., No Part of Plan.     Headings of Articles and Sections of this Plan are inserted for convenience and reference; they do not constitute part of the Plan.

        12.7    Section 16 Compliance.     With respect to Section 16 Insiders and "highly-compensated" persons under Section 162(m) of the Code, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act and with Section 162(m)

of the Code. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed void to the extent permitted by law and deemed advisable by the Committee. In addition, if necessary to comply with Rule 16b-3 with respect to any grant of an Option hereunder, and in addition to any other vesting or holding period specified hereunder or in an applicable Stock Option Agreement, any Section 16 Insider acquiring an Option shall be required to hold either the Option or the underlying shares of Stock obtained upon exercise of the Option for a-minimum of six months.

EXHIBIT A

FORM OF STOCK OPTION AGREEMENT

Form of Stock Option Agreement Under the
2004 Stock Option Plan

DATAPATH, INC.

STOCK OPTION AGREEMENT

        THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into as of this    day of            ,                         , by and between DataPath, Inc., a Georgia corporation (the "Company"), and                        (the "Optionee").

        (1)   Effective as of the 4th day of October, 2004, the Board of Directors of the Company adopted a stock option plan known as the "DataPath, Inc. 2004 Stock Option and Incentive Plan" (the "Plan").

        (2)   The Committee has granted the Optionee options to purchase the number of shares of the Company's common stock as provided below, and in consideration of the granting of those stock options the Optionee intends to remain in the employ of the Company or continue to provide services to the Company.

        (3)   The Company's agreement to grant the stock options provided for herein was an inducement essential to the Optionee's entering into his or her employment contract with the Company.

        (4)   The Company and the Optionee desire to enter into a written agreement with respect to such options in accordance with the Plan.

        As an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained in this Agreement, the parties to this Agreement agree as follows:

        1.    Incorporation of Plan.     These options are granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated into this Agreement by reference. A copy of the Plan has been delivered to the Optionee, who acknowledges receipt of the Plan.

        2.    Grant of Options.     Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the "Options") to purchase all or any part of the number of shares of the Company's Common Stock, no par value (the "Stock"), provided on Schedule A attached to this Agreement and incorporated into this Agreement by reference. The Options shall be exercisable in the amounts and at the time specified on Schedule A. The Options shall expire and shall not be exercisable on the date specified on Schedule A or on such earlier date as determined pursuant to Sections 8, 9, or 10 below.

        3.    Purchase Price.     The price per share to be paid by the Optionee for the shares subject to these Options (the "Exercise Price") shall be as specified on Schedule A.

        4.    Exercise Terms.     The Optionee must exercise the Options for at least the lesser of 10 shares or the number of shares of Purchasable Stock as to which the Options remain unexercised. If the Options are not exercised with respect to all or any part of the shares subject to the Options before they expire, the shares with respect to which the Options were not exercised shall no longer be subject to the Options.

        5.    Options Non-Transferable.     No Option shall be transferable by an Optionee other than as permitted by the terms of the Plan.

        6.    Notice of Exercise of Option.     An Option may be exercised by the Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached to this Plan as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as

i

specified below to the attention of the Chief Financial Officer or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock that the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, then elects to purchase under this Plan, (b) contain such information as may be reasonably required pursuant to Section 13 below, and (c) as authorized by the Committee, be accompanied by a form of payment permitted under the Plan of the Exercise Price for the shares of stock being purchased. Upon receipt of any such notice and accompanying payment, and subject to the terms of this Agreement and the Plan, the Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising the Option.

        7.    Adjustment in Options.     The number of shares subject to these Options, the Exercise Price and other matters are subject to adjustment during the term of these Options in accordance with Section 5.2 of the Plan.

        8.    Termination of Employment.

        (a)   Except as otherwise specified in Schedule A to this Agreement, in the event of the termination of the Optionee's employment with the Company, its Parent, or any of its Subsidiaries, other than a termination that is either (i) for Cause, (ii) voluntary on the part of the Optionee and without written consent of the Company, or (iii) for reasons of death or disability or retirement, the Optionee may exercise an Option at any time within three months after such termination to the extent of the number of shares that were Purchasable under this Agreement at the date of such termination.

        (b)   Except as specified in Schedule A attached to this Agreement, in the event of a termination of the Optionee's employment that is either (i) for Cause or (ii) voluntary on the part of the Optionee and without the written consent of the Company, an Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

        (c)   Unless and to the extent otherwise provided in Exhibit A to this Agreement, in the event of the retirement of the Optionee at the normal retirement date as prescribed from time to time by the Company, its Parent, or any Subsidiary, the Optionee shall continue to have the right to exercise any Options for shares that were Purchasable at the date of the Optionee's retirement. These Options do not confer upon the Optionee any right with respect to continuance of employment by the Company, its Parent, or by any of its Subsidiaries. These Options shall not be affected by any change of employment so long as the Optionee continues to be an Employee of the Company, its Parent, or one of its Subsidiaries.

        9.    Disabled Optionee.     In the event of termination of employment because of the Optionee's becoming a Disabled Optionee, the Optionee (or his or her personal representative) may exercise these Options, within a period ending on the earlier of (a) the last day of the one year period following the Optionee's disability or (b) the expiration date of these Options, to the extent of the number of shares that were Purchasable under this Agreement at the date of such termination.

        10.    Death of Optionee.     Except as otherwise provided in Schedule A with respect to the rights of the Optionee upon termination of employment under Section 8(a) above, in the event of the Optionee's death while employed by the Company, its Parent, or any of its Subsidiaries or within three months after termination of such employment (if such termination was neither (i) for Cause nor (ii) voluntary on the part of the Optionee and without the written consent of the Company), the appropriate persons described in Section 6 above or persons to whom all or a portion of these Options are transferred in accordance with Section 5 above may exercise these Options at any time within a period ending on the earlier of (a) the last day of the one year period following the Optionee's death or (b) the expiration date of these Options. If the Optionee was an Employee of the Company at the time of death, these Options may be so exercised to the extent of the number of shares that were Purchasable under this Agreement at the date of death. If the Optionee's employment terminated prior to his or her death, these Options may be exercised only to the extent of the number of shares covered by these Options that were Purchasable under this Agreement at the date of such termination.

        11.    Repurchase Rights.     Notwithstanding the foregoing provisions of Sections 8, 9, and 10, the Company shall have the right to repurchase any shares acquired by the Optionee in accordance with the repurchase rights set forth in the Plan.

        12.    Date of Grant.     These Options were granted by the Board of Directors of the Company on the date provided in Schedule A.

        13.    Compliance with Regulatory Matters.     The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of these Options that would cause the Company to violate any law or any rule, regulation, order or consent decree of any regulatory authority having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 13.

        14.    Miscellaneous.

        (a)   This Agreement shall be binding upon the parties to it and their representatives, successors and assigns.

        (b)   This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Georgia.

        (c)   Any requests or notices to be given under this Agreement shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address provided below and, if to the Company, to the executive offices of the Company at 2450 Satellite Boulevard, Duluth, Georgia 30096 (or to any successor address for the Company's executive offices reflected in the Company's filings with the SEC or the Georgia Secretary of State); provided that the Optionee may change his or her address by written notice as provided in this Section 14(c).

        (d)   Except as permitted under the Plan, this Agreement may not be modified except in writing executed by each of the parties to it.

        IN WITNESS WHEREOF, a duly authorized director or officer of the Company has caused this Stock Option Agreement to be executed on behalf of the Company, and the Optionee has executed this Stock Option Agreement under seal, all as of the day and year first above written.

DATAPATH, INC.		OPTIONEE
By:
Name:
	Title:	Address:

SCHEDULE A TO STOCK OPTION AGREEMENT BETWEEN DATAPATH, INC. AND Dated: ,
1.
Number of Shares Subject to Options:                        shares.

2.
These Options (are)(are not) Incentive Stock Options.

3.
Option Exercise Price: $                        per share.

4.
Date of Grant:

5.
Option Vesting Schedule:

    Check one:

    (
    )       Options are exercisable with respect to all shares on or after the date hereof

    (
    )       Options are exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares:

No. of Shares	Vesting Date

6.
Option Exercise Period:

    Check One:

    (
    )       All options expire and are void unless exercised on or before                        , 20    .

    (
    )       Options expire and are void unless exercised on or before the date indicated next to the number of shares:

No. of Shares	Expiration Date

7.
Effect of Termination of Employment of Optionee (if different from that provided in Sections 8, 9 and 10 of the Stock Option Agreement):

SCHEDULE B

NOTICE OF EXERCISE

        The undersigned hereby notifies DataPath, Inc. (the "Company") of this election to exercise the undersigned's option to purchase                        shares of the Company's common stock, no par value (the "Common Stock"), pursuant to the Stock Option Agreement (the "Agreement") between the undersigned and the Company dated                        ,            . Accompanying this Notice is payment sufficient to pay the Exercise Price for the shares of common stock being purchased in a form permitted by the Company's 2004 Stock Option and Incentive Plan.

        IN WITNESS WHEREOF, the undersigned has set his or her hand and seal, this            day of                        ,            .

OPTIONEE [OR OPTIONEE'S ADMINISTRATOR, EXECUTOR OR PERSONAL REPRESENTATIVE]

Name: Position (if other than Optionee):

v

QuickLinks

  Exhibit 10.10
DATAPATH, INC. 2004 STOCK OPTION AND INCENTIVE PLAN FOR COMMON STOCK
ARTICLE 1 DEFINITIONS
ARTICLE 2 THE PLAN
  2.1 Name.
  2.2 Purpose.
  2.3 Effective Date.
ARTICLE 3 PARTICIPANTS
ARTICLE 4 ADMINISTRATION
  4.1 Duties and Powers of the Committee.
  4.2 Interpretation; Rules.
  4.3 No Liability.
  4.4 Majority Rule.
  4.5 Company Assistance.
ARTICLE 5 SHARES OF STOCK SUBJECT TO PLAN
  5.1 Limitations.
  5.2 Antidilution.
ARTICLE 6 OPTIONS
  6.1 Types of Options Granted.
  6.2 Option Grant and Agreement.
  6.3 Optionee Limitations.
  6.4 $100,000 and Section 162(m) Limitations.
  6.5 Exercise Price.
  6.6 Exercise Period.
  6.7 Option Exercise.
  6.8 Reload Options.
  6.9 Nontransferability of Option.
  6.10 Termination of Employment or Service.
  6.11 Employment Rights.
  6.12 Certain Successor Options.
  6.13 Effect of a Change of Control.
ARTICLE 7 RESTRICTED STOCK
  7.1 Awards of Restricted Stock.
  7.2 Non-Transferability.
  7.3 Lapse of Restrictions.
  7.4 Termination of Employment.
  7.5 Treatment of Dividends.
  7.6 Delivery of Shares.
ARTICLE 8 STOCK APPRECIATION RIGHTS
  8.1 SAR Grants.
  8.2 Determination of Price.
  8.3 Exercise of an SAR.
  8.4 Payment for an SAR.
  8.5 Status of an SAR under the Plan.
  8.6 Termination of SARs.
  8.7 No Shareholder Rights.
  8.8 SARs Granted in Tandem with Incentive Stock Options.
ARTICLE 9 STOCK CERTIFICATES
ARTICLE 10 TERMINATION AND AMENDMENT
  10.1 Termination and Amendment.
  10.2 Effect on Grantee's Rights.
ARTICLE 11 RELATIONSHIP TO OTHER COMPENSATION PLANS
ARTICLE 12 MISCELLANEOUS
  12.1 Replacement or Amended Grants.
  12.2 Forfeiture for Competition.
  12.3 Leave of Absence.
  12.4 Plan Binding on Successors.
  12.5 Singular, Plural; Gender.
  12.6 Headings, etc., No Part of Plan.
  12.7 Section 16 Compliance.
Form of Stock Option Agreement Under the 2004 Stock Option Plan
DATAPATH, INC. STOCK OPTION AGREEMENT
  1. Incorporation of Plan.
  2. Grant of Options.
  3. Purchase Price.
  4. Exercise Terms.
  5. Options Non-Transferable.
  6. Notice of Exercise of Option.
  7. Adjustment in Options.
  8. Termination of Employment.
  9. Disabled Optionee.
  10. Death of Optionee.
  11. Repurchase Rights.
  12. Date of Grant.
  13. Compliance with Regulatory Matters.
  14. Miscellaneous.
SCHEDULE B NOTICE OF EXERCISE